UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2013

REVOLUTIONS MEDICAL CORPORATION.
(Exact name of registrant as specified in its charter)

Nevada	000-28629	73-1526138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

670 Marina Drive, 3rd Floor Charleston, SC 29492
(Address of Principal Executive Offices)

(843) 971-4848
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Revolutions Medical Corporation (the “Company”) will be filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 with the U.S. Securities and Exchange Commission (the “Commission”) after the applicable deadline of April 16, 2013.

As previously reported on the Company’s Current Report on Form 8-K, on March 20, 2013, the board of directors the Company accepted the resignation of Hood & Associates, CPAs, P.C. (“Hood”), as the Company’s independent registered public accounting firm. Hood’s resignation was the result of reaching the prescribed term limit as the Company’s independent auditor as required by the auditor rotation rules and regulations prescribed by the U.S. Securities and Exchange Commission and Public Company Accounting Oversight Board.  On March 22, 2013, the Company approved the engagement of GBH CPAs, PC (“GBH”), as the Company’s new independent registered public accounting firm; however, due to the fact that GBH had been retained by the Company less than one month before the deadline for filing Form 10-K, there was not sufficient time for GBH to complete a full review and audit of the Company’s financial statements.

The Company will file its Annual Report on Form 10-K as soon as practicable.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter of Hood & Associates, CPAs, P.C., dated March 20, 2013, incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 26, 2013

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVOLUTIONS MEDICAL CORPORATION

Date: April 17, 2013	By:	/s/ Rondald L. Wheet
Rondald L. Wheet
Chief Executive Officer